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                              STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATIONS
                          FILED 07:00 PM 11/03/1993
                               933075197 -2354937

                           CERTIFICATE OF RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          ARCADE HOLDING CORPORATION

   Michael J. Kluger and Paul Huston, being the President and Secretary, respectively, of Arcade Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), do hereby certify as follows:

   FIRST: That the Company filed its original Certificate of Incorporation with the Delaware Secretary of State on October 13, 1993 (the "Certificate").

   SECOND: That the Company has not yet received any payment for any of its stock.

   THIRD: That in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company, pursuant to the unanimous written consent of all of its members, adopted resolutions authorizing the Company to amend and restate the Certificate in its entirety to read as set forth in Exhibit A attached hereto and make a part hereof (the "Restated Certificate").
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   IN WITNESS WHEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending and restating the Certificate of Incorporation of the Company pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury, do each hereby declare and certify that this is the act and deed of the Company and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Restated Certificate of Incorporation this 3rd day of November, 1993.

                                 ARCADE HOLDING CORPORATION

                                 By: /s/ Michael Kluger
                                     ----------------------------------------
                                     President

ATTEST:

/s/ Paul Huston
---------------------------------
            Secretary

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                                  EXHIBIT A
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          ARCADE HOLDING CORPORATION
                                 ARTICLE ONE

   The name of the corporation is Arcade Holding Corporation.

                                 ARTICLE TWO

   The address of the corporations' registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                ARTICLE THREE

   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOUR
                             A. AUTHORIZED SHARES

   The total number of shares of capital stock which the Corporation has authority to issue is 108,000 shares, consisting of:

     (1) 8,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"); and

     (2) 100,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

Certain other capitalized terms used herein are defined in Section 9 hereof.
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                               B. COMMON STOCK

   Section 1. Voting Rights. Except as otherwise required by applicable law, the holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

   Section 2. Dividends. Subject to the preferential rights of the holders of Preferred Stock set forth in Part C of this ARTICLE FOUR and to the extent permitted under the General Corporation law of Delaware, dividends may be paid on the Common Stock as and when declared by the Board of Directors of the Corporation

   Section 3. Liquidation. Subject to the preferential rights of the holders of Preferred Stock set forth in Part C of this ARTICLE FOUR, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of capital stock in any liquidation, dissolution or winding up of the Corporation.

                              C. PREFERRED STOCK

     Section 1. Dividends.

   1A. General Obligation. When and as declared by the Corporation's board of directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Preferred Stock (a "Share") shall accrue on a daily basis at the rate of 7% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including the date of issuance of such Share to and including the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividend, distribution or payment may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

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   1B. Dividend Reference Dates. Each March 31, June 30, September 30 and
December 31 of each year, beginning December 31, 1993 shall be a "Dividend Reference Date". To the extent not paid on a Dividend Reference Date, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid. On each Dividend Reference Date occurring after December 31, 1994, all dividends which have accrued on each Share outstanding during the three-month period ending upon each such Dividend Reference Date shall be payable in cash.

   1C. Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the Shares of Preferred Stock held by each such holder.

     Section 2. Liquidation.

   Upon any liquidation, dissolution or winding up of the Corporation, each holder of Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends) of all Shares held by such holder, and the holders of Preferred Stock shall not be entitled to any further payment or claim or right to any assets of the Corporation. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Stock held by each such holder. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

   Section 3. Priority of Preferred Stock. So long as any Preferred Stock remains outstanding, neither the Corporation nor

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any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities except for dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock and except for cash dividends payable after the Loan Repayment Date upon the outstanding shares of Common Stock of up to 50% of Consolidated Net Income for the year preceding the year in which such dividend is to be paid so long as there is no Event of Noncompliance in existence at the time of payment of such cash dividend and no failure in existence at such time to pay in cash the full amount of accrued and unpaid dividends on the Preferred Stock (other than the amount accrued and unpaid as of December 31, 1994) on any Dividend Reference Date after January 1, 1995; provided that the Corporation may purchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries with the consent of the holders of at least 51% of the Preferred Stock.

     Section 4. Redemptions.

   4A. Scheduled Redemption. On December 31, 2001 (the "Scheduled Redemption Date"), the Corporation shall redeem all outstanding Shares at a price per Share equal to the Liquidation Value thereof plus accrued and unpaid dividends thereon.

   4B. Optional Redemptions. The Corporation may at any time redeem all or any portion of Preferred Stock then outstanding. On any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon.

   4C. Redemption Payment. For each Share which is to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares ratably among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares (plus all accrued and unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the

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Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

   4D. Notice of Redemption. The Corporation shall mail written notice of each redemption of Preferred Stock (other than a redemption at the request of a holder or holders of Preferred Stock) to each record holder of such class not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

   4E. Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Preferred Stock to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

   4F. Dividends After Redemption. No Share is entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall be deemed to be not outstanding.

   4G. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

   4H. Other redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Preferred Stock on the basis of the number of Shares owned by each such holder.

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   4I. Special Redemptions.

   (i) The term "Change in Ownership" shall mean any sale or issuance or series of sales or issuances of the Corporation's capital stock by the Corporation or any holders thereof, immediately after which (x) the owners (immediately after the closing under the Purchase Agreement) of Common Stock or of rights to acquire Common Stock, the senior executive officers of the Corporation or their respective Permitted Transferees in the aggregate no longer possess the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors or (y) such owners, the senior executive officers of the Corporation or their respective Permitted Transferees in the aggregate no longer hold record and beneficial ownership of a majority of outstanding Common Stock; provided, however, that a Change in Ownership that occurs solely as a result of the State Board of Administration of Florida, Liberty Investment Partners IV, Limited Partnership and/or their respective Permitted Transferees disposing of shares of Common Stock and/or rights to acquire Common Stock shall not constitute a Change in Ownership for purposes of paragraphs 4I(i) and (ii).

   (ii) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holder or holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 20 days after receipt of the Corporation's notice and (b) 20 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or
(b) ten days after receipt of such second notice to request redemption (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If in any case a proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

   (iii) The term "Fundamental Change" shall mean (a) a sale or transfer of all or substantially all of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value

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determined in the reasonable good faith judgment of the Corporation's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (b) any merger or consolidation to which the Corporation is a party, except for (A) a Qualified Merger of (B) a Reincorporation Merger. The term "Qualified Merger" shall mean a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, (x) the rights, privileges and preferences of the Preferred Stock are not adversely affected thereby in any manner, (y) the owners (immediately after the closing under the Purchase Agreement) of Common Stock or of rights to acquire Common Stock, the senior executive officers of the Corporation or their respective Permitted Transferees in the aggregate continue to possess the voting power (under ordinary circumstances) to elect a majority of the Corporation's board of directors (unless this clause (y) is not true solely as a result of the State Board of Administration of Florida, Liberty Investment Partners IV, Limited Partnership and/or their respective Permitted Transferees disposing of shares of Common Stock and/or rights to acquire Common Stock in such merger) and (z) such owners, the senior executive officers of the Corporation or their respective Permitted Transferees in the aggregate continue to hold record and beneficial ownership of a majority of outstanding Common Stock (unless this clause (a) is not true solely as a result of the State Board of Administration of Florida, Liberty Investment Partners IV, Limited Partnership and/or their respective Permitted Transferees disposing of shares of Common Stock and/or rights to acquire Common Stock in such merger). The term "Reincorporation Merger" shall mean a merger of the Corporation into a Subsidiary of the Corporation or a merger of the Corporation into a newly formed corporation solely to change the state of incorporation so long as (1) the rights, privileges and preferences of the Preferred Stock are not adversely affected thereby in any manner, (2) the Preferred Stock is not exchanged for cash, securities or other property in connection therewith other than preferred stock of the surviving corporation having identical rights and (3) the holders of the Common Stock immediately prior to such merger own all of the common stock of the surviving corporation immediately after such merger.

   (iv) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Preferred Stock not more than 60 days nor less than 20 days prior to the consummation thereof. The holder or holders of a majority of the Preferred Stock then outstanding may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 20 days prior to the consummation of the Fundamental Change or (b) 20 days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice

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to request redemption (by written notice given to the Corporation) of all or any portion of the Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

   (v) Redemptions made pursuant to this paragraph 4I shall not relieve the Corporation of its obligation to redeem Preferred Stock on the Scheduled Redemption Date pursuant to paragraph 4A.

   Section 5. Events of Noncompliance.

   5A. Definition. An Event of Noncompliance shall be deemed to have occurred if:

   (i) the Corporation fails to pay on four consecutive Dividend Reference Dates, the full amount of accrued and unpaid dividends on the Preferred Stock (other than the amount accrued and unpaid as of December 31, 1994), whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject, when each of such four consecutive Dividend Reference Dates is after January 1, 1995;

   (ii) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

   (iii) The Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Purchase Agreement and the holders of at least 51% of the Preferred Stock give the Corporation written notice thereof, provided that no Event of Noncompliance shall be deemed to have occurred under this subparagraph (iii) if either (a) the Corporation has exercised, and continues to exercise, best efforts to expeditiously cure the Event of Noncompliance (if cure is possible) and such cure occurs within 30 days after the occurrence of such Event of Noncompliance or (b) the Event of Noncompliance is not material to the financial conditions, operating results, operations or assets of the Corporation and its Subsidiaries, taken as a whole, and does not materially adversely affect the rights of holders or Preferred Stock;

   (iv) any representation or warranty contained in the Purchase Agreement is false or misleading on the date made or furnished and the facts or circumstances which cause such representation or warranty to be false or misleading are materially adverse to the financial condition, operating results, operations or assets of the Corporation and its Subsidiaries, taken as a whole, and the holders of at least 51% of the Preferred Stock give the Corporation written notice thereof;

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   (v) the Corporation or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

   (vi) a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

   (vii) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity.

   5B. Consequences of Certain Events of Noncompliance.

   (i) If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Preferred Stock shall increase immediately by an increment of two percentage points. Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

   (ii) If an Event of Noncompliance has occurred and is continuing, the holder or holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The

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Corporation shall redeem all Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

   (iii) If any Event of Noncompliance under paragraph 5A(i) or 5A(ii) has occurred and is continuing, the number of directors constituting the Corporation's board of directors shall, at the request of a majority of the Preferred Stock then outstanding, be increased by one member, and the holders of Preferred Stock shall have the special right, voting separately as a single class (with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect an individual to fill such newly created directorship, to fill any vacancy of such directorship and to remove any individual elected to such directorship. The newly created directorship shall constitute a separate class of directors, and the director elected by the holders of the Preferred Stock shall be entitled to cast a number of votes on each matter considered by the board of directors (including for purposes of determining the existence of a quorum) equal to the sum of the number of voted entitled to be cast by all of the other directors plus one. The special right of the holders of Preferred Stock to elect members of the board of directors may be exercised at the special meeting called pursuant to this subparagraph (iii), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any Event of Noncompliance which gives rise to such special right hereunder.

   At any time when such special right has vested in the holders of Preferred Stock, a proper officer of the Corporation shall, upon the written request of the holder of at least 10% of the Preferred Stock then outstanding, addressed to the secretary of the Corporation, call a special meeting of the holders of Preferred Stock for the purpose of electing a director pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Preferred Stock then outstanding. Any holder of Preferred Stock so designated shall be given access to the stock record books of the Corporation for the purpose of

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causing a meeting of stockholders to be called pursuant to this paragraph.

   At any meeting or at any adjournment thereof at which the holders of Preferred Stock have the special right to elect a director, the presence, in person or by proxy, of the holders of a majority of the Preferred Stock then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Preferred Stock exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

   Any director so elected by the holders of Preferred Stock shall continue to serve as a director until the date on which no Event of Noncompliance under paragraph 5A(i) or 5A(ii) exists. After such date, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

   (iv) If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

   Section 6. Voting Rights.

   Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights; provided that each holder of Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meeting.

   Section 7. Registration of Transfer.

   The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

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   Section 8. Replacement.

   Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

   Section 9. Definitions.

   "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

   "Consolidated Net Income" shall mean for any period the consolidated net after-tax income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP consistently applied; provided that in determining Consolidated Net Income hereunder, gains and losses from the sale or disposition of assets outside of the ordinary course of business and extraordinary items (determined in accordance with GAAP consistently applied) shall be excluded.

   "GAAP" means United States generally accepted accounting principles, consistently applied.

   "Junior Securities" means any of the Corporation's capital stock or equity securities other than the Preferred Stock.

   "Liquidation Value" of any Share as of any particular date shall be equal to $1,000.

   "Loan Repayment Date" means the date upon which the entire outstanding indebtedness and all other amounts due and owing under the Senior and Subordinated Loan Agreements between the Company's Subsidiary, Arcade, Inc., and the State Board of Administration of Florida, each dated as of November 4, 1993, have been paid in full, and all rights of Arcade, Inc. to borrow funds under such Loan Agreements have been terminated.

   "Permitted Transferees" shall have the meaning set forth in the Stockholders Agreement.

   "Person" means an individual, a partnership, a corporation, an association, a joint stock company, limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

   "Purchase Agreement" means the Stock and Warrant Purchase Agreement, dated as of November 4, 1993 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

   "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption.

   "Stockholders Agreement" means the Stockholders Agreement, dated as of November 4, 1993 by and among the Corporation and certain investors and other Persons, as such agreement may from time to time be amended in accordance with its terms.

   "Subsidiary" means, with respect to any Person, any partnership, corporation, association, joint stock company, limited liability company, trust, joint venture, unincorporated organization or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, joint stock company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, joint stock company, association or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company, joint stock company, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, limited liability company, joint stock company, association or other business entity.

   Section 10. Amendment and Waiver.

   No amendment, modification or waiver shall be binding or effective with respect to any provision of this ARTICLE FOUR without the prior written consent of the holders of a majority of the Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Preferred Stock or the times at which redemption of Preferred Stock is to occur, without the prior written consent of the holders of at least 90% of the Preferred Stock then outstanding or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 90% of the Preferred Stock; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the class of classes of the Preferred Stock then outstanding.

   Section 11. Notices.

   Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be personally delivered or delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given five business days after being so mailed or sent
(i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                 ARTICLE FIVE

   The corporation is to have perpetual existence.

                                 ARTICLE SIX

   The By-Laws of the Corporation shall not be amended, modified or repealed unless approved by, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock.

                                ARTICLE SEVEN

   Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                ARTICLE EIGHT

   To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter by amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                 ARTICLE NINE

   The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE TEN


   The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation; provided however, that this Certificate of Incorporation shall not be amended, modified or repealed unless approved by, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of not less than 75% of the outstanding shares of Common Stock.

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 11:00 AM 02/08/1995
                              950029554 - 2354937

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           ARCADE HOLDING CORPORATION

       Arcade Holding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company").

       DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of the Company, pursuant to the unanimous written consent of all of its members, adopted resolutions amending and restating Article Four, Part A, Article Four, Part C, Section 1B and Article Four, Part C, Section 5A(i) of the Restated Certificate of Incorporation of the Company to read in their entirety as follows:

                             ARTICLE FOUR, PART A

   The total number of shares of capital stock which the Corporation has authority to issue is 108,700 shares, consisting of:

   (1) 8,700 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"); and

   (2) 100,000 shares of Common Stock, par value $0.1 per share (the "Common Stock").

   Certain other capitalized terms used herein are defined in Section 9 hereof.

                       ARTICLE FOUR, PART C, SECTION 1B

   1B.  Dividend Reference Dates.   Each March 31, June 30, September 30 and
December 31 of each year, beginning December 31, 1993 shall be a "Dividend Reference Date". To the extent not paid on a Dividend Reference Date, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid. On each Dividend Reference Date occurring on or prior to December 31, 1994, all dividends which have accrued on each Share outstanding during the three-month period ending upon each such Dividend Reference Date (or other period in the case of the initial Dividend Reference
Date) shall be paid, in lieu of cash dividends, by the issuance on each such Dividend Reference Date of additional Shares of Preferred Stock (including fractional Shares) having an aggregate Liquidation Value at the time of such payment equal to the amount of the dividend to be paid on such Dividend Reference Date. On each Dividend Reference Date occurring after December 31, 1994, all dividends which have accrued on each Share outstanding during the three-month period ending upon each such Dividend Reference Date shall be payable in cash.

                     ARTICLE FOUR, PART C, SECTION 5A(i)

     (i) the Corporation fails to pay, in the manner provided under Section 1B of this Part C, on any Dividend Reference Date occurring on or prior to December 31, 1994, the full amount of accrued and unpaid dividends on the Preferred Stock or the Corporation fails to pay,in the manner required under
Section 1B of this Part C, on any four consecutive Dividend Reference Dates occurring after December 31, 1994 the full amount of accrued and unpaid dividends on the Preferred Stock (other than the amount accrued and unpaid as of December 31, 1994), whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject, when each of such four consecutive Dividend Reference Dates is after January 1, 1995;

   SECOND: That thereafter, pursuant to resolution of its Board of Directors, the amendments were submitted to the stockholders of the corporation for their approval, which approval was given by written consent pursuant to
Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

   IN WITNESS WHEREOF, Arcade Holding Corporation has caused this Certificate of Amendment to be signed by its Secretary this 8th day of February, 1995.

                                        ARCADE HOLDING CORPORATION

                                        /s/ JOSEPH WYGODA
                                        -------------------------------------
                                        Joseph Wygoda, Secretary

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATIONS
                           FILED 12:00 PM 12/15/1997
                              971429235 - 2354937

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                               AHC I MERGER CORP.
                                      INTO
                           ARCADE HOLDING CORPORATION
                    (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)

   AHC I Merger Corp., a Delaware corporation (the "Corporation"), does hereby certify:

   FIRST:    That the Corporation is incorporated pursuant to the General
Corporation Law of the State of Delaware (the"DGCL").

   SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Arcade Holding Corporation, a Delaware corporation ("Holding").

   THIRD:   That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 15th day of December, 1997, authorized and approved the merger of the Corporation with and into Holding on the terms and conditions set forth in such resolutions:

       WHEREAS, it is proposed that the Corporation be merged with and into its wholly-owned subsidiary, Holding, with Holding being the surviving corporation.

       NOW, THEREFORE, BE IT RESOLVED, that, subject to the prior approval of the sole stockholder of the Corporation, the Corporation merge itself with and into Holding, its wholly-owned subsidiary, with Holding being the surviving corporation, pursuant to Section 253 of the DGCL (the "Merger"), and pursuant to and upon the consummation of the Merger, Holding will assume all of the Corporation's liabilities and obligations;

       FURTHER RESOLVED, that the Merger be submitted to AHC I Acquisition Corp., a Delaware corporation and the sole stockholder of the Corporation ("AHC I"), for its approval therof, and that the sole director of the Corporation hereby recommends that the sole stockholder approve the Merger;

       FURTHER RESOLVED, that immediately upon the consummation of the Merger, each share of capital stock of Holding outstanding prior to the Merger shall be cancelled and automatically cease to be outstanding and each share of the capital stock of the Corporation therefore outstanding shall by virtue of the Merger be converted into and exchangeable for one share of common stock of the surviving entity in the Merger (such that Holding, as the surviving entity in the Merger, shall have 1,000 shares issued and outstanding following the Merger, all of which will be held by AHC I), and following the consummation of the Merger, certificates evidencing the ownership of the capital stock in the surviving entity will be issued upon the surrender of the certificates previously evidencing the ownership of the outstanding capital stock of the Corporation;

       FURTHER RESOLVED, that immediately upon the consummation of the Merger, Holding, as the surviving corporation of the Merger, shall change its corporate name to Arcade Marketing, Inc., and upon the effective date of the Merger, the name of Holding shall be so changed.

       FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary and any Assistant Secretary (each a "Proper Officer") of the Corporation, any one of whom may act without the joinder of any of the others, be, and they hereby are, authorized, empowered, and directed, for, on behalf and in the name of the Corporation, to make, execute, certify and deliver and acknowledge a Certificate of Ownership and Merger (herein so called) setting forth these resolutions and the date of adoption thereof and to cause the same to be filed in the office of the Secretary of State of Delaware and to do or cause to be done any and all such other acts and things as they, or any of them, may deem necessary or advisable to make effective or implement the intent and purposes of the foregoing resolutions, and any such document so executed or act or thing done or caused to be done by them, or any of them, shall be conclusive evidence of their or his authority in so doing; and

       FURTHER RESOLVED, that each Proper Officer of the Corporation, any one of whom may act without the joinder of any of the others, be, and they hereby are, authorized, empowered, and directed, for and on behalf and in the name of the Corporation, to take any further action and to do all things that they, or any of them, may deem necessary, appropriate or advisable to effect the Merger, including, without limitation, preparing and filing such regulatory applications, notices, or other documents as may be required by the appropriate regulatory authorities, and any such action taken by any Proper Officer shall be conclusive evidence of their of his authority in so doing.

   FOURTH: That the Merger was approved on the 15th day of December, 1997, by the written consent of AHC I, the sole stockholder of the Corporation.

       IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be signed this 15th day of December, 1997.

                                            AHC I MERGER CORP.

                                            By: /s/ DAVID WITTELS
                                            ---------------------------------

                                                   David Wittels
                                                   Vice President and
                                                   Assistant Secretary

                               STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATIONS
                           FILED 03:45 PM 12/15/1997
                              971429440 - 2354937

                     CERTIFICATE OF OWNERSHIP AND MERGER
                                   MERGING
                                 ARCADE INC.
                                     INTO
                            ARCADE MARKETING, INC.
                    (FORMERLY ARCADE HOLDING CORPORATION)

                   (PURSUANT TO SECTION 253 OF THE GENERAL
                         CORPORATION LAW OF DELAWARE)

   Arcade Marketing, Inc. (formerly Arcade Holding Corporation), a Delaware corporation (the "Corporation"), does hereby certify:

   FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL").

   SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Arcade, Inc., a Tennessee corporation, incorporated pursuant to the Tennessee Business Corporation Act.

   THIRD: That the Corporation, by the following resolutions of its sole director, duly adopted on the 15th day of December, 1997, authorized and approved the merger of Arcade into the Corporation on the terms and conditions set forth in such resolutions:

     WHEREAS, it is proposed that Arcade Inc., a Tennessee corporation and a wholly-owned subsidiary of the Corporation ("Arcade"), be merged with and into the Corporation, with the Corporation being the surviving corporation.

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge its wholly-owned subsidiary, Arcade, into itself pursuant to Section 253 of the DGCL and Section 48-21-105 of the Tennessee Business Corporation Act (the "Merger"), and pursuant to and upon consummation of the Merger, assume all of Arcade's liabilities and obligations and cancel each share of capital stock of Arcade (heretofore outstanding so that such shares shall automatically cease to be outstanding;

     FURTHER RESOLVED, that the Merger is intended to qualify as a tax-free liquidation of Arcade by means of a merger, pursuant to Sections 332 and 337 of the Internal Revenue Code of 1986, as amended;

     FURTHER RESOLVED, that the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary and any Assistant Secretary (each a "Proper Officer") of the Corporation, any one of whom may act without the joinder of any of the others, be, and they hereby are, authorized, empowered, and directed, for and on behalf and in the name of the Corporation, to make, execute, certify and deliver and acknowledge Articles of Merger (herein so called) and a Certificate of Ownership and Merger (herein so called), which Certificate of Ownership and Merger shall set forth these resolutions and the date of adoption thereof, and to cause the Articles of Merger and Certificate of Ownership and Merger to be filed in the office of the Secretary of State of Tennessee and the Secretary of State of Delaware, respectively, and to do or cause to be done any and all such other acts and things as they, or any of them, may deem necessary or advisable to make effective or implement the intent and purposes of the foregoing resolutions, and any such document so executed or act or thing done or caused to be done by them, or any of them, shall be conclusive evidence of their or his authority in so doing; and

   FURTHER RESOLVED, that each Proper Officer of the Corporation, any one of whom may act without the joinder of any of the others, be, and they hereby are, authorized, empowered, and directed, for and on behalf and in the name of the Corporation, to take any further action and to do all things that they, or any of them, may deem necessary, appropriate or advisable to effect the Merger, including, without limitation, preparing and filing such regulatory applications, notices, or other documents as may be required by the appropriate regulatory authorities, and any such action taken by any Proper Officer shall be conclusive evidence of their or his authority in so doing.

           [The remainder of this page is intentionally left blank]

   IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed this 15th day of December, 1997.

                                          ARCADE MARKETING, INC.

                                          By: /s/ David Wittels
                                             --------------------------------
                                               David Wittels
                                               Vice President and
                                               Assistant Secretary

                               STATE OF DELAWARE
                              SECRETARY OF STATE
                           DIVISION OF CORPORATIONS
                           FILED 12:30 PM 06/22/1998
                              981240017 - 2354937

                           CERTIFICATE OF AMENDMENT
                                      OF
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            ARCADE MARKETING, INC.

   Arcade Marketing, Inc., a Delaware corporation ("Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that:

   FIRST:  The name of the Corporation is Arcade Marketing, Inc.

   SECOND:   The First Article of the Restated Certificate of Incorporation
of the Corporation is hereby amended to read it its entirety as follows:

                  "The name of the Corporation is AKI, Inc."

   THIRD: The aforesaid amendment to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Section 242 of the DGCL and has been consented to in writing by the stockholder's in accordance with the provisions of Section 228 of the DGCL.

   [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]